UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2007

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC.
FORM 8-K
August 15, 2007

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 15, 2007 the Board of Directors ("Board") of First Midwest Bancorp, Inc. (the "Company") amended and restated the By-Laws of the Company ("By-Laws") to reflect certain ministerial changes, including: (1) permitting the Board in its discretion to elect one or more of its members to the position of Vice Chairman of the Board and a description of the powers and duties of a Vice Chairman of the Board; (2) permitting the Company to appoint an officer with the title of President and a description of the powers and duties of the President; (3) permitting the Company to designate the Chairman of the Board and any Vice Chairman of the Board as officers of Company; and (4) clarifying that the compensation of the Chief Executive Officer and senior officers of the Company shall be fixed by the Board or a committee thereof. The foregoing description of the By-Laws is not complete and is qualified in its entirety by reference to the full text of the By-Laws, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following Exhibit is furnished as part of this Current Report on Form 8-K.

3.1	First Midwest Bancorp, Inc. Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: August 20, 2007	/s/ CYNTHIA A. LANCE
Cynthia A. Lance Executive Vice President and Corporate Secretary